                                                                  EXHIBIT 23.1

                        CONSENT OF ARTHUR ANDERSEN, LLP


         REPORT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
  Of T/SF Communications Corporation:

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 21, 1997, included in the Registration Statement File No. 1-10263. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP

Tulsa, Oklahoma
 April 3, 1998